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                                  Exhibit 23.3

                   CONSENT OF CROWE, CHIZEK AND COMPANY, LLP




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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference, in this Registration Statement of Farmers National Banc Corp. on Form S-4, of our report, dated February 10, 2000, except to Notes 14 and 18, as to which the date is March 17, 2000, on the financial statements of Security Financial Corp. as of December 31, 1999 and for the year then ended. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.



/s/ Crowe, Chizek and Company, LLP
Cleveland, Ohio
August 22, 2000